UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2015

GYROTRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0382375
(State of incorporation)	(I.R.S. Employer Identification No.)

3412 Progress Drive

Bensalem, Pennsylvania 19020

(Address of principal executive offices)

(215)-244-4740

(Registrant’s telephone number, including area code)

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3-Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth below under Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) is hereby incorporated by reference into this Item 3.02.

Gyrotron Technology, Inc. (the “Company’) has sold 1,285 units, each unit (“A-2 Units”) consisting of (i) one share of 10% Convertible Series A-2 preferred stock, par value $.001 per share (the “Series A-2”) and (ii) 25 warrants to purchase one share of common stock through December 15, 2016 at an exercise price of $1.00 per share. Each unit was sold for $35. Additionally a director and his affiliates have advanced $45,000 in calendar year 2015 to the Company, and it is expected that a substantial portion of such advances will be converted into A-2 Units. The A-2 Units were offered and sold in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereof. Each purchaser made customary representations regarding its status as an “accredited investor,” as defined in Regulation D of the Securities Act, and their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof.

Section 5-Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2015, the Board of Directors designated 8,750 shares of 10% Convertible Series A-2 preferred stock, par value $.001 per share (the “Series A-2”).

Each share of the Series A-2 has a liquidation preference of $35 per share and is convertible into 50 shares of common stock (a conversion price of $.70 per common share). In the event of a liquidation, winding up, or dissolution of the Company, the Series A-2 ranks equal to the Series A and A-1 preferred stock of the Company. Holders of the Series A-2 preferred stock have the right to one vote for each share of common stock into which such share of preferred stock could then be converted. Cumulative dividends accrue on the A-2 preferred stock at a rate of 10% of the $35 liquidation amount and are payable quarterly when and if declared by the Board of Directors. Through September 2016, dividends are paid in kind, if they are not paid in cash.

Under certain conditions, the Company, at its option, may require conversion of all or any pro rata portion of the Series A-2 preferred stock outstanding into common stock if such stock is registered and for twenty consecutive trading days the closing price of the common stock equals or exceeds 150% of the conversion price then in effect.

The forgoing description of the Series A-2 is qualified in its entirety by reference to the Certificate of Designation of the 10% Convertible Series A-2, a copy of which is attached hereto as Exhibit 3.12 and is hereby incorporated herein by reference.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

 (c) Exhibits

Exhibit No.	Description

3.12	Certificate of Designation of 10% Convertible Series A-2 Preferred Stock
3.13	Form of Warrant Agreement expiring December 2016
10.6	Form of Subscription Agreement-Preferred A-2.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2015	By:	/s/ Vlad Sklyarevich
Vlad Sklyarevich
President, Treasurer and Director